EXHIBIT 31.1

CERTIFICATION

I, N. Malone Mitchell 3rd, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of TransAtlantic Petroleum Ltd.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016	/s/ N. Malone Mitchell 3rd
N. Malone Mitchell 3rd
Chief Executive Officer
(Principal Executive Officer)